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                                                                   EXHIBIT 10.29

         THIS LEASE AMENDMENT AGREEMENT dated the 3rd day of June, 1997

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
BETWEEN:           BRL CORPORATION
                   (hereinafter called the "Landlord")
                                                                       OF THE FIRST PART
AND:               VENTURE SEISMIC
                   (hereinafter called the "Tenant")
                                                                       OF THE SECOND PART
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WHEREAS by lease dated the 2nd day of September, (hereinafter referred to as the
"Lease"), the Landlord did demise unto the Tenant premises municipally identified as 3110 - 80 Avenue S.E. Calgary, Alberta, which premises are more particularly described in said lease;

AND WHEREAS the parties hereto desire to amend certain provisions of the said
Lease:

NOW THEREFORE THIS LEASE AMENDMENT AGREEMENT WITNESSETH that in consideration of the sum of One Dollar ($1.00) now paid by each party hereto to the other (the receipt whereof is hereby acknowledged), the parties hereto covenant and agree that the said Lease by hereby amended as follows:

Amendments to Lease -- From and after the 1st day of July 1997 (the "Effective Date") the Lease shall be amended as follows:

1. "Size as outlined the Lease is amended from approximately 13,000 square feet to approximately 27,390 square feet.

2. "Term as outlined in the Lease is amended to change the Term therein set out for a period of five (5) years expiring June 30, 2002.

3. "Rent" as outlined in the lease shall me amended and payable from the Effective date as follows:

     Commencing July 1, 1997 to and including June 30, 2002, the sum of One-hundred Thirty-six Thousand Nine-hundred Eighty ($136,980.00) Dollars, payable in twelve equal monthly installments of Eleven Thousand Four-hundred Fifteen ($11,415.00) Dollars.

4. The Landlord agrees, on a one time basis to complete the following improvements at 3112 - 80 Avenue S.E., Calgary at its expense: construction/demolition as agreed upon, paint and recarpet (complete with rubber cove base). In addition, Landlord will complete the following improvements at 3110 - 80 Avenue S.E., Calgary at its expense: replace five
     (5) unit heaters and replace four (4) overhead doors.

5. This Amendment is conditional upon receiving a Surrender of Lease, satisfactory to the Landlord, from Dresser Canada on or before June 15, 1997.

Lease Remains in Force -- Except with respect to the amendments contained herein, all other terms and conditions contained in the Lease shall remain unamended and in full force and effect.

Binding Effect -- Subject to specific provisions contained in the Lease to the contrary, this agreement shall enure to the benefit of and be binding upon the successors and assigns of the Landlord and the heirs, executors and administrators and the permitted successors and assigns of the Tenant.

IN WITNESS WHEREOF the Landlord and the Tenant have executed this agreement as of the date first set forth.

                                            BRL CORPORATION
                                            /s/ DONALD CARTER BLACKBURN
                                            authorized signatory          c/s

                                            VENTURE SEISMIC LTD.
                                            SIGNATURE /S/ BRIAN KOZUN
                                            Title: President